UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 2, 2015 (June 1, 2015)

KEY ENERGY SERVICES, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-08038	04-2648081
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 McKinney Street, Suite 1800

Houston, Texas 77010

(Address of principal executive offices and Zip Code)

713-651-4300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 1, 2015, Key Energy Services, Inc. (the “Company”) entered into two new credit agreements the material terms of which are described in more detail below. These agreements replace the Company’s Prior Credit Agreement (as defined below), which was repaid and terminated concurrently with the Company’s entry into the new credit agreements.

ABL Facility

On June 1, 2015, the Company entered into a Loan and Security Agreement (the “ABL Facility”), among the Company and Key Energy Services, LLC, as the Borrowers (collectively, the “ABL Borrowers”), certain subsidiaries of the ABL Borrowers named as guarantors therein, the financial institutions party thereto from time to time as Lenders (collectively, the “ABL Lenders”), Bank of America, N.A., as Administrative Agent for the Lenders, and Bank of America, N.A. and Wells Fargo Bank, National Association, as Co-Collateral Agents for the Lenders. The ABL Facility provides for aggregate initial commitments from the ABL Lenders of $100 million (the “Commitments”) and matures on February 28, 2020.

The ABL Facility provides the ABL Borrowers with the ability to borrow up to an aggregate principal amount equal to the lesser of (i) the Commitments and (ii) the sum of (a) 85% of the value of eligible accounts receivable plus (b) 80% of the value of eligible unbilled accounts receivable, subject to a limit equal to the greater of (x) $35 million and (y) 25% of the Commitments plus (c) certain cash and cash equivalents deposited for the benefit of the ABL Lenders, subject to a limit of $15 million. The amount that may be borrowed under the ABL Facility is subject to reduction for certain reserves provided for by the ABL Facility. In addition, the percentages of accounts receivable and unbilled accounts receivable included in the calculation described above is subject to reduction to the extent of certain bad debt write-downs and similar amounts provided in the ABL Facility.

Borrowings under the ABL Facility will bear interest, at the ABL Borrowers’ option, at a per annum rate equal to (i) LIBOR for 30, 60, 90, 180, or, with the consent of the ABL Lenders, 360 days, plus 4.5% or (ii) a base rate equal to the sum of (a) the greatest of (x) the prime rate, (y) the Federal Funds rate, plus 0.50% or (z) 30-day LIBOR, plus 1.0% plus (b) 3.5%. In addition, the ABL Facility provides for unused line fees of 1.0% to 1.25% per year, depending on utilization, letter of credit fees and certain other fees.

The ABL Facility is guaranteed by certain of the Company’s existing and future subsidiaries (the “ABL Guarantors,” and together with the ABL Borrowers, the “ABL Loan Parties”). To secure their obligations under the ABL Facility, each of the ABL Loan Parties has granted to the Administrative Agent a first-priority security interest for the benefit of the ABL Lenders in its present and future accounts receivable, inventory and related assets and proceeds of the foregoing (the “ABL Priority Collateral”). In addition, the obligations of the ABL Loan Parties under the ABL Facility are secured by second-priority liens on the Term Priority Collateral (as described below under “Term Loan Facility”).

The revolving loans under the ABL Facility may be voluntarily prepaid, in whole or in part, without premium or penalty, subject to breakage or similar costs.

The ABL Facility contains certain affirmative and negative covenants, including covenants that restrict the ability of the ABL Loan Parties to take certain actions without the permission of the ABL Lenders or as permitted under the ABL Facility including the incurrence of debt, the granting of liens, the making of investments, the payment of dividends and the sale of assets. The ABL Facility also contains a requirement that the ABL Borrowers comply with a minimum liquidity covenant, an asset coverage ratio and, during certain periods, a fixed charge coverage ratio.

Under the asset coverage ratio covenant, the ABL Borrowers must maintain an asset coverage ratio of at least 1.5 to 1.0. The asset coverage ratio is generally defined as the ratio of (i) the sum of (a) the value of the Term Priority Collateral plus (b) certain cash and cash equivalents in excess of $100 million held for the benefit of the Term Loan Lenders to (ii) the sum of (a) the amount outstanding under the Term Loan Facility and, following repayment of the Term Loan Facility, the amount outstanding under the ABL Facility, plus (b) the amount of any fine or settlement in respect of the FCPA Matter (as defined in the ABL Facility) that is secured by a lien on the ABL Priority Collateral or the Term Priority Collateral (the “Asset Coverage Ratio”).

Under the fixed charge coverage ratio covenant, the ABL Borrowers must maintain a fixed charge coverage ratio of at least 1.0 to 1.0 during the period commencing on the day that availability under the ABL Facility is less than the greater of $20 million and 20% of the Commitments and continuing until the 90th day following the day that availability under the ABL Facility is greater than the greater of $20 million and 20% of the Commitments. The fixed charge coverage ratio is generally defined as the ratio of (i) EBITDA minus certain capital expenditures and cash taxes paid to (ii) the sum of cash interest expenses, scheduled principal payments on borrowed money and certain distributions. The ABL Facility permits the ABL Borrowers, in calculating EBITDA, to add back certain amounts in respect of the investigatory expenses associated with the FCPA Matter and amounts paid in settlement of the FCPA Matter to the extent such amounts do not exceed net liquidity, defined as certain cash and cash equivalents minus the principal amount of loans outstanding under the ABL Facility.

Under the minimum liquidity covenant (the “Minimum Liquidity Covenant”), the ABL Borrowers must not permit Liquidity, defined as the sum of (i) availability under the ABL Facility plus (ii) certain unrestricted cash and cash equivalents, to be less than $100 million as of the last day of any fiscal quarter or immediately after any cash payment of a settlement of, or fine in connection with, the FCPA Matter.

The ABL Facility contains customary representations and warranties and conditions to borrowing, including the absence of any default or event of default, the accuracy in all material respects of the representations and warranties of the ABL Loan Parties contained in the ABL Facility and the absence of any event or circumstance that has or could reasonably be expected to have a material adverse effect.

The ABL Facility contains the following events of default, the occurrence of which entitle the ABL Lenders to accelerate the maturity of amounts outstanding under the ABL Facility and exercise other customary remedies:

•	A failure to pay principal when due or a failure to pay any interest, fee or any other obligation under the ABL Facility which continues unremedied for a period of three business days;

•	A representation or warranty of an ABL Loan Party made in connection with the loan documents or transactions contemplated thereby is incorrect or misleading in any material respect when made;

•	A breach of or failure to perform any covenant, in certain cases following the occurrence of a cure period;

•	The occurrence of certain events related to the revocation, repudiation or lack of enforceability of a guaranty of an ABL Guarantor, any loan document or the perfection or priority of any lien securing the ABL Facility;

•	Any (i) failure of any ABL Loan Party to make any payment or (ii) other breach or default of an ABL Loan Party under any instrument or agreement relating to certain indebtedness having a principal amount in excess of $30 million, if, in the case of clause (ii), the maturity of or any payment with respect to such debt may be accelerated or demanded due to such breach;

•	A failure by any ABL Borrower or any of its restricted subsidiaries to pay final judgments aggregating in excess of $30 million (excluding amounts covered by insurance), which judgments are either (i) not paid within 60 days after the date payment is due or (ii) not discharged or stayed for a period of 60 days from the date of such judgment;

•	The occurrence of certain bankruptcy or insolvency related events;

•	The occurrence of certain ERISA related events, including ERISA related events that, when taken together with all other ERISA related events that have occurred, has resulted or could reasonably be expected to result in liability of an ABL Loan Party under certain benefit plans in excess of $30 million;

•	Immediately after any cash payment of a settlement of the FCPA Matter (and after any cash or borrowings under the ABL Facility are used to fund such payment), (i) the Company shall fail to be in compliance with the Minimum Liquidity Covenant or (ii) if any loans under the ABL Facility are outstanding on the date of such cash payment, availability under the ABL Facility is less than 33% of the borrowing base in effect on such date; or

•	The occurrence of a change of control (as defined in the ABL Facility) or any event or condition that has a material adverse effect.

The foregoing description of the ABL Facility is summary in nature and is qualified in its entirety by reference to the full and complete terms of the ABL Facility. A copy of the ABL Facility is filed herewith as Exhibit 10.1.

Term Loan Facility

On June 1, 2015, the Company entered into a Term Loan and Security Agreement (the “Term Loan Facility”), among the Company, as Borrower, certain subsidiaries of the Company named as guarantors therein, the financial institutions party thereto from time to time as Lenders (collectively, the “Term Loan Lenders”), Cortland Capital Market Services LLC, as Agent for the Lenders, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Sole Lead Arranger and Sole Bookrunner.

The Term Loan Facility provides the Company with the ability to borrow up to an aggregate principal amount of $315 million. On June 1, 2015, the Company and other parties thereto closed on the Term Loan Facility, the Company borrowed $315 million (prior to giving effect to an upfront discount of 3% which resulted in net proceeds to the Company, prior to expenses, of approximately $305.5 million), and the Company used a portion of such proceeds to repay the Prior Credit Agreement. The Term Loan Facility provides for an incremental facility which, subject to the agreement of one or more Term Loan Lenders or other institutional lenders agreeing to provide the additional loans and the satisfaction of certain terms and conditions, would enable the Company to borrow additional amounts under the Term Loan Facility as long as the aggregate outstanding amount of all borrowings thereunder does not exceed $400 million. The Term Loan Facility will mature on June 1, 2020, although such maturity date may, at the Company’s request, be extended by one or more of the Term Loan Lenders pursuant to the terms of the Term Loan Facility.

Borrowings under the Term Loan Facility will bear interest, at the Company’s option, at a per annum rate equal to (i) LIBOR for one, two, three, six, or, with the consent of the Term Loan Lenders, 12 months, plus 9.25% or (ii) a base rate equal to the sum of (a) the greatest of (x) the prime rate, (y) the Federal Funds rate, plus 0.50% and (z) 30-day LIBOR, plus 1.0% plus (b) 8.25%.

The Term Loan Facility is guaranteed by certain of the Company’s existing and future subsidiaries (the “Term Loan Guarantors,” and together with the Company, the “Term Loan Parties”). To secure their obligations under the Term Loan Facility, each of the Term Loan Parties has granted to the Agent a first-priority security interest for the benefit of the Term Loan Lenders in substantially all of each Term Loan Party’s assets other than certain excluded assets and the ABL Priority Collateral (the “Term Priority Collateral”). In addition, the obligations of the Term Loan Parties under the Term Loan Facility are secured by second-priority liens on the ABL Priority Collateral (as described above under “ABL Facility”).

The loans under the Term Loan Facility may be prepaid at the Company’s option, subject to the payment of a prepayment premium in certain circumstances as provided in the Term Loan Facility. The Company is required to make principal payments in the amount of $787,500 per quarter commencing with the quarter ended September 30, 2015. In addition, pursuant to the Term Loan Facility, the Company must offer to prepay term loans out of the Net Cash Proceeds (as defined in the Term Loan Facility) of certain asset sales and, for each fiscal year beginning with the Company’s fiscal year ending December 31, 2015, the Company must offer to prepay term loans in an aggregate principal amount equal to 50% of the Company’s Excess Cash Flow (as defined in the Term Loan Facility) for such fiscal year. Within 30 days following any Change of Control (as defined in the Term Loan Facility), the Company must offer to prepay all term loans (i) at a price of 101% of the amount thereof if, after giving effect to such Change of Control, the Asset Coverage Ratio is at least 1.5 to 1.0 or (ii) at a price equal to the greater of 101% of the amount thereof and the applicable prepayment premium provided for in the Term Loan Facility if, after giving effect to such Change of Control, the Asset Coverage Ratio is less than 1.5 to 1.0.

The Term Loan Facility contains customary representations and warranties and certain affirmative and negative covenants, including covenants that restrict the ability of the Term Loan Parties to take certain actions without the permission of the Term Loan Lenders or as permitted under the Term Loan Facility including the incurrence of debt, the granting of liens, the making of investments, the payment of dividends and the sale of assets. The Term Loan Facility also contains financial covenants requiring that the Company maintain an Asset Coverage Ratio of at least 1.5 to 1.0 and that Liquidity (as defined in the Term Loan Facility) must not be less than $100 million as of the last day of any fiscal quarter or immediately after any cash payment of a settlement of, or fine in connection with, the FCPA Matter.

The Term Loan Facility contains the following events of default, the occurrence of which entitle the Term Loan Lenders to accelerate the maturity of amounts outstanding under the Term Loan Facility and exercise other customary remedies:

•	A failure to pay principal when due or a failure to pay any interest, fee or any other obligation under the Term Loan Facility which continues unremedied for a period of 30 days;

•	A representation or warranty of a Term Loan Party made in connection with the loan documents or transactions contemplated thereby is incorrect or misleading in any material respect when made;

•	A breach of or failure to perform any covenant, in certain cases following the occurrence of a cure period;

•	The occurrence of certain events related to the revocation, repudiation or lack of enforceability of a guaranty of a Term Loan Guarantor, any loan document or the perfection or priority of any lien securing the Term Loan Facility;

•	Any (i) failure of any Term Loan Party to make any payment or (ii) other breach or default of a Term Loan Party under any instrument or agreement relating to certain indebtedness having a principal amount in excess of $30 million, if, in the case of clause (ii), the maturity of or any payment with respect to such debt may be accelerated or demanded due to such breach, subject to certain exceptions;

•	A failure by the Company or any of its restricted subsidiaries to pay final judgments aggregating in excess of $30 million (excluding amounts covered by insurance), which judgments are either (i) not paid within 60 days after the date payment is due or (ii) not discharged or stayed for a period of 60 days from the date of such judgment;

•	The occurrence of certain bankruptcy or insolvency related events; or

•	The occurrence of certain ERISA related events under certain benefit plans.

The foregoing description of the Term Loan Facility is summary in nature and is qualified in its entirety by reference to the full and complete terms of the Term Loan Facility. A copy of the Term Loan Facility is filed herewith as Exhibit 10.2.

Certain of the ABL Lenders and their affiliates and certain of the other parties to the ABL Facility have in the past provided and may in the future provide from time to time commercial and investment banking and financial advisory services to the Company and its affiliates in the ordinary course of business, for which they have received and may in the future receive customary fees and commissions.

Item 1.02 Termination of a Material Definitive Agreement.

On June 1, 2015, in connection with entering into the ABL Facility and the Term Loan Facility, the Company terminated that certain Credit Agreement, dated as of March 31, 2011, as amended through December 5, 2014 (the “Prior Credit Agreement”), among the Company, each Lender from time to time party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, Bank of America, N.A., as Syndication Agent, Capital One, N.A. and Wells Fargo Bank, N.A., as Co-Documentation Agents, and J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Joint Lead Arrangers and Bookrunners. The Prior Credit Agreement provided for a senior secured credit facility consisting of a revolving credit facility, letter of credit sub-facility and swing line facility of up to an aggregate principal amount of $400 million. The Prior Credit Agreement was terminated without any prepayment penalties. The material terms of the Prior Credit Agreement were previously disclosed in the Company’s Current Report on Form 8-K, which was filed with the Securities and Exchange Commission on April 5, 2011, and subsequent amendments to the Prior Credit Agreement were filed with the Securities and Exchange Commission on July 29, 2011 and December 8, 2014. The information in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 1.02.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 7.01 Regulation FD Disclosure.

On June 1, 2015, the Company issued a press release announcing entry into the ABL Facility and the Term Loan Facility. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference. The information contained in this Item 7.01 (including Exhibit 99.1 hereto) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Loan and Security Agreement, dated as of June 1, 2015, among Key Energy Services, Inc. and Key Energy Services, LLC, as the borrowers, certain subsidiaries of the borrowers named as guarantors therein, the financial institutions party thereto from time to time as lenders, Bank of America, N.A., as administrative agent for the lenders, and Bank of America, N.A. and Wells Fargo Bank, National Association, as co-collateral agents for the lenders.

10.2	Term Loan and Security Agreement, dated as of June 1, 2015, among Key Energy Services, Inc., as borrower, certain subsidiaries of the borrower named as guarantors therein, the financial institutions party thereto from time to time as lenders, Cortland Capital Market Services LLC, as agent for the lenders, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as sole lead arranger and sole bookrunner.

99.1	Press release dated June 1, 2015 reporting entry into the new credit agreements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEY ENERGY SERVICES, INC.

Date: June 2, 2015	By:	/s/ KIMBERLY R. FRYE
Kimberly R. Frye
Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description

10.1	Loan and Security Agreement, dated as of June 1, 2015, among Key Energy Services, Inc. and Key Energy Services, LLC, as the borrowers, certain subsidiaries of the borrowers named as guarantors therein, the financial institutions party thereto from time to time as lenders, Bank of America, N.A., as administrative agent for the lenders, and Bank of America, N.A. and Wells Fargo Bank, National Association, as co-collateral agents for the lenders.

10.2	Term Loan and Security Agreement, dated as of June 1, 2015, among Key Energy Services, Inc., as borrower, certain subsidiaries of the borrower named as guarantors therein, the financial institutions party thereto from time to time as lenders, Cortland Capital Market Services LLC, as agent for the lenders, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as sole lead arranger and sole bookrunner.

99.1	Press release dated June 1, 2015 reporting entry into the new credit agreements.